UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 27, 2006

SMALL WORLD KIDS, INC.

(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c)        ELECTION OF OFFICER

On March 27, 2006, the Directors of Small World Kids, Inc. (“Company”) appointed John Matise as Chief Operating Officer.   Mr. Matise has been on the Board of Directors of the Company since 2004. Mr. Matise has signed an employment contract with the Company.  Mr. Matise will be granted options, the number to be determined at a later date by the Compensation Committee of the Company.  Mr. Matise was previously the head of Matise Capital, a financial and operations consulting firm whose recent clients included Cargo Technology, Inc., a flexible packaging manufacturing company, and Saleen, Inc., an automotive manufacturing company.  Prior to this, Mr. Matise was in the private equity industry as an executive with Wedbush Capital and Encore Venture Partners where he took active roles in portfolio companies to assist their growth. Before joining the private equity industry, Mr. Matise was an executive with management consulting firms Accenture and Deloitte Consulting. Mr. Matise is currently on the boards of Small World Kids, Inc., Cold Pack System S.A.S. (France), the UCLA Venture Capital and Private Equity Alumni Group and the UCLA Anderson School Alumni Board.

ITEM 5.02(b)        RESIGNATION OF OFFICER

On March 27, 2006, John Nelson resigned as Chief Operation Officer for the Company.  Mr. Nelson will continue to assist the company in a consulting capacity for the balance of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of March, 2006.

By:	/s/ Debra Fine
Debra Fine
Chief Executive Officer and President

Item 9.01. Financial Statements and Exhibits.

Exhibits (d)

10.1	Employment Contract
99.1	Press Release